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                                                        Exhibit 23.2


                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 24, 1996 on the financial statements of Strategic Diagnostics Inc. for the years ended December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in the Form S-4 Registration Statement File No. 333-17505 and to all references to our Firm included in this registration statement.

                                                 /s/ Arthur Andersen LLP



Philadelphia, Pa.,
 February 5, 1997